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      As filed with the Securities and Exchange Commission on June 9, 1999



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         SBA Communications Corporation
             (Exact name of registrant as specified in its charter)

              Florida                                   65-0716501
   (State or Other Jurisdiction of                   (I.R.S. Employer
   Incorporation or Organization)                 Identification Number)


                       One Town Center Road, Third Floor
                          Boca Raton, Florida  33486
                 (Address, including Zip Code, of Registrant's
                         Principal Executive Offices)

                                   Copies to:
      Kirk A. Davenport                                 Rise B. Norman
      Latham & Watkins                            Simpson Thacher & Bartlett
      885 Third Avenue                                425 Lexington Avenue
  New York, New York 10022                          New York, New York 10017
      (212) 906-1200                                     (212) 455-2000

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
If this form relates to the registration    If this form relates to the registration
of a class of securities pursuant to        of a class of securities pursuant to
Section 12(b) of the Exchange Act and is    Section 12(g) of the Exchange Act and is
effective pursuant to General Instruction   effective pursuant to General Instruction
A.(c), please check the following box [_]   A.(d), please check the following box [X]

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 Securities Act registration statement file number to which this form relates:

  333-76547
  ---------

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                 Name of Each Exchange on Which
         to be so Registered                 Each Class is to be Registered
-------------------------------------        ------------------------------
Class A Common Stock, $0.01 par value            Nasdaq National Market
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Item 1.  Description Of Registrant's Securities To Be Registered.

          On May 7, 1999, the registrant filed with the Securities and Exchange Commission (the "Commission") Amendment No. 1 to its Registration Statement on Form S-1, File No. 333-76547, with respect to its Class A common stock, par value $0.01 per share (the "Common Stock"). The securities to be registered pursuant to this Registration Statement on Form 8-A were described in the registration statement referred to above under the caption "Description of Capital Stock," and such description is incorporated by reference herein in response to the information required by this Item. Such description incorporated by reference herein shall be filed with copies of the application filed with The Nasdaq Stock Market, Inc. (the "Nasdaq National Market").

Item 2.  Exhibits.

          The following exhibits shall be filed with each copy of this Registration Statement filed with the Nasdaq National Market, but have not been filed with, and are not incorporated by reference in, copies of this Registration Statement filed with the Commission:

  *   3.1  Articles of Incorporation, as amended, of the Registrant
  *   3.2  The Bylaws of the Registrant
 **   3.3  Form of Restated Articles of Incorporation of the Registrant
 **   3.4  Form of Restated Bylaws of the Registrant
  *   4.1  Specimen certificate of Class A common stock
------------------
* Incorporated by reference to the exhibits in the Registration Statement on Form S-4 previously filed by the Registrant (Registration no. 333-50219).
**  To be filed by amendment.
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          Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              SBA Communication Corporation


Date: June 9, 1999            By: /s/ Jeffrey A. Stoops
                                 ---------------------------------
                                    Jeffrey A. Stoops
                                    Chief Financial Officer